Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:	Sarah Shew	Investors:	Kevin Moran
	(614) 553-3401		(614) 757-7942
	Sarah.Shew@cardinalhealth.com		Kevin.Moran@cardinalhealth.com

Cardinal Health Reports Third Quarter Results for Fiscal Year 2020

•	Revenue increased 11% to $39.2 billion

•	GAAP operating earnings increased 30% to $562 million, non-GAAP operating earnings increased 8% to $719 million

•	Company reaffirms FY20 guidance

DUBLIN, Ohio, May 11, 2020 - Cardinal Health (NYSE: CAH) today reported financial results for the third quarter of fiscal 2020 ended March 31, 2020.Third quarter revenue was $39.2 billion, an increase of 11% from the third quarter of last year.

Third quarter GAAP operating earnings increased 30% to $562 million. Non-GAAP operating earnings increased 8% to $719 million. GAAP diluted earnings per share (EPS) increased 20% to $1.19, while non-GAAP diluted EPS increased 2% to $1.62.

“I want to express my gratitude to our employees and our partners across the healthcare industry for their incredible efforts to help us perform our critical role in the supply chain during this unprecedented time,” said Mike Kaufmann, CEO of Cardinal Health. “We remain committed to delivering products and solutions to front-line health care providers so they can safely serve and treat patients around the world. As we look toward and beyond the fourth quarter, we will continue to take strategic actions to fulfill this mission.”

Q3 FY20 summary

	Q3 FY20		Q3 FY19		Y/Y
Revenue	$39.2	billion	$35.2	billion	11%
Operating earnings	$562	million	$432	million	30%
Non-GAAP operating earnings	$719	million	$667	million	8%
Net earnings attributable to Cardinal Health, Inc.	$350	million	$296	million	18%
Non-GAAP net earnings attributable to Cardinal Health, Inc.	$474	million	$475	million	—%
Diluted EPS attributable to Cardinal Health, Inc.	$1.19		$0.99		20%
Non-GAAP diluted EPS attributable to Cardinal Health, Inc.	$1.62		$1.59		2%

During the third quarters of fiscal 2020 and 2019, GAAP effective tax rates were 26.8% and 20.0%, respectively. Non-GAAP effective tax rates were 25.7% and 21.6%, respectively.

Cardinal Health

Segment results

Pharmaceutical segment

	Q3 FY20		Q3 FY19		Y/Y
Revenue	$35.1	billion	$31.4	billion	12%
Segment profit	$534	million	$536	million	—%
Third quarter revenue for the Pharmaceutical segment increased 12 percent to $35.1 billion, due to sales growth from Pharmaceutical Distribution customers and, to a lesser extent, Specialty Solutions customers. This growth included an acceleration in overall pharmaceutical sales in March, which the company believes was due to the COVID-19 pandemic.

Pharmaceutical segment profit was flat at $534 million in the third quarter. This reflects strong performance in the company’s generics program and the adverse impact of Pharmaceutical Distribution customer contract renewals.

Medical segment

	Q3 FY20		Q3 FY19		Y/Y
Revenue	$4.1	billion	$3.9	billion	5%
Segment profit	$178	million	$155	million	15%
Third quarter revenue for the Medical segment increased 5 percent to $4.1 billion, due to growth in products and distribution and Cardinal Health at Home.

Medical segment profit increased 15 percent to $178 million in the third quarter due to an increase in products and distribution, including benefits from global manufacturing and cost savings initiatives.

Fiscal year 2020 Outlook
While both segments experienced a modest net positive impact in the third quarter from increased volume related to the COVID-19 pandemic, the company expects a significant net negative impact to fourth quarter financial results in both segments. This is driven most meaningfully by a decrease in volume related to the cancellation or deferral of elective medical procedures.

The company does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See "Use of Non-GAAP Measures" following the attached schedules for additional explanation.

The company reaffirms its fiscal year 2020 guidance range for non-GAAP diluted earnings per share attributable to Cardinal Health, Inc. of $5.20 to $5.40.

Recent highlights

•	Jason Hollar joined the company on April 27 and will become Chief Financial Officer on May 26. Jason previously served as CFO of Tenneco Inc. and Sears Holdings Corporation.

•	Cardinal Health board of directors approved a quarterly dividend of $0.4859 per share. The dividend will be payable on July 15, 2020 to shareholders of record at the close of business on July 1, 2020.

•	The company was recognized as a “2020 NAFE Top Companies for Executive Women" by the National Association for Female Executives for the ninth consecutive year.

Webcast
Cardinal Health will host a webcast today at 8:30 a.m. Eastern to discuss third quarter results. To access the webcast and corresponding slide presentation, go to the Investor Relations page at ir.cardinalhealth.com. No access code is required.

Presentation slides and a webcast replay will be available until May 10, 2021.

Cardinal Health

About Cardinal Health
Cardinal Health, Inc. is a global, integrated healthcare services and products company, providing customized solutions for hospitals, healthcare systems, pharmacies, ambulatory surgery centers, clinical laboratories and physician offices worldwide. The company enhances supply chain efficiency for clinically proven medical products, pharmaceuticals and cost-effective solutions. To combat prescription drug misuse, the Cardinal Health Foundation and its education partners created Generation Rx, a national drug prevention education and awareness program. The Foundation actively supports an array of other solutions, including efforts to reduce opioid prescribing, promote drug take back and safe disposal and expand collaborative community work.
Cardinal Health is backed by nearly 100 years of experience with operations in nearly 46 countries. For more information, visit cardinalhealth.com. Follow us on Twitter, Facebook and LinkedIn.

1GAAP refers to U.S. generally accepted accounting principles. This news release includes GAAP financial measures as well as non-GAAP financial measures, which are financial measures not calculated in accordance with GAAP. See "Use of Non-GAAP Measures" following the attached schedules for definitions of the non-GAAP financial measures presented in this news release and see the attached schedules for reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible on the Investor Relations page at ir.cardinalhealth.com. In addition, the website allows investors and other interested persons to sign up automatically to receive email alerts when the company posts news releases, SEC filings and certain other information on its website.

Cautions Concerning Forward-Looking Statements
This release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," “will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health's various lines of business; the amount or rate of generic deflation and our ability to offset generic deflation and maintain other financial and strategic benefits through our generic sourcing venture with CVS Health and other components of our generics pharmaceutical program; risks associated with the distribution of opioids, including potential financial impact associated with the outcome of the ongoing lawsuits and investigations by certain governmental and regulatory authorities and the risks associated with the ongoing global settlement framework discussions, including the risk that we may fail to reach a settlement agreement or that a final settlement could require us to pay more than we currently anticipate; risks arising from the ongoing COVID-19 pandemic and our critical role in the global healthcare supply chain, including the possibility that continued deferrals and cancellations of elective medical procedures will result in a sustained reduction in demand for our products and the possibility of product shortages or supply disruptions from either new international regulations or forced shut downs of distribution or manufacturing facilities; risks associated with the recent recalls of our surgical gowns and affected Presource Packs, including the possibility of government investigations or actions by regulators which could result suspension of our ability to produce, distribute or sell products and civil or criminal sanction; our ability to manage uncertainties associated with the pricing of branded pharmaceuticals; risks associated with our ability to improve the performance of our Medical segment’s Cardinal Health Brand Products business; uncertainties due to government health care reform; and risks associated with our cost savings initiatives, including the possibility that they could result in greater charges or expenses than we anticipate, could fail to achieve the desired efficiencies or strategic outcomes and could have unintended consequences, such as business disruption. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This release reflects management's views as of May 11, 2020. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Third Quarter			Year-to-Date
(in millions, except per common share amounts)	2020	2019	% Change	2020		2019	% Change
Revenue	$39,157	$35,228	11%	$116,233		$108,181	7%
Cost of products sold	37,272	33,464	11%	110,955		103,021	8%
Gross margin	1,885	1,764	7%	5,278		5,160	2%

Operating expenses:
Distribution, selling, general and administrative expenses	1,165	1,097	6%	3,435		3,315	4%
Restructuring and employee severance	(6)	53		80		97
Amortization and other acquisition-related costs	130	154		395		468
Impairments and (gain)/loss on disposal of assets, net	(1)	11		7		(492)
Litigation (recoveries)/charges, net [1]	35	17		5,729		20
Operating earnings/(loss)	562	432	30%	(4,368)		1,752	N.M.

Other (income)/expense, net	19	(13)		21		13
Interest expense, net	60	75	(20)%	189		227	(17)%
Loss on extinguishment of debt	5	—		9		—
Earnings/(loss) before income taxes	478	370	29%	(4,587)		1,512	N.M.

Provision for/(benefit from) income taxes [2]	127	74	72%	(237)		342	N.M.
Net earnings/(loss)	351	296	19%	(4,350)		1,170	N.M.

Less: Net earnings attributable to noncontrolling interests	(1)	—		(2)		(1)
Net earnings/(loss) attributable to Cardinal Health, Inc.	$350	$296	18%	$(4,352)		$1,169	N.M.

Earnings/(loss) per common share attributable to Cardinal Health, Inc.:
Basic	$1.20	$0.99	21%	$(14.84)		$3.89	N.M.
Diluted	1.19	0.99	20%	(14.84)	[3]	3.88	N.M.

Weighted-average number of common shares outstanding:
Basic	292	298		293		301
Diluted	294	299		293	[3]	302
1 Litigation (recoveries)/charges, net includes a pre-tax charge of $5.63 billion ($5.14 billion after tax) recorded in the first quarter of fiscal 2020 for the estimated liability associated with lawsuits and claims brought against us by states and political subdivisions relating to the distribution of prescription opioid pain medications. In October 2019, we agreed in principle to a global settlement framework with a leadership group of state attorneys general that is designed to resolve all pending and future opioid lawsuits and claims by states and political subdivisions. The amount of ultimate loss may differ materially from this accrual.
2 In connection with these matters, we recorded a tax benefit of $487 million, which is net of unrecognized tax benefits of $468 million, during the first quarter of fiscal 2020, reflecting our current assessment of the estimated future deductibility of the amount that may be paid under the $5.63 billion accrual taken in connection with the opioid litigation. The actual amount of tax benefit related to uncertain tax positions may differ materially from these estimates.
3 Due to the net loss for the nine months ended March 31, 2020, potentially dilutive common shares have not been included in the denominator of the dilutive per share computation due to their anti-dilutive effect.

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

(in millions)	March 31, 2020	June 30, 2019
Assets
Current assets:
Cash and equivalents	$2,329	$2,531
Trade receivables, net	9,019	8,448
Inventories, net	12,808	12,822
Prepaid expenses and other	1,692	1,946
Total current assets	25,848	25,747

Property and equipment, net	2,299	2,356
Goodwill and other intangibles, net	11,378	11,808
Other assets	1,623	1,052
Total assets	$41,148	$40,963

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$21,984	$21,535
Current portion of long-term obligations and other short-term borrowings	508	452
Other accrued liabilities	2,179	2,122
Total current liabilities	24,671	24,109

Long-term obligations, less current portion	6,754	7,579
Deferred income taxes and other liabilities	8,517	2,945

Total shareholders’ equity	1,206	6,330
Total liabilities and shareholders’ equity	$41,148	$40,963

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Third Quarter		Year-to-Date
(in millions)	2020	2019	2020	2019
Cash flows from operating activities:
Net earnings/(loss)	$351	$296	$(4,350)	$1,170

Adjustments to reconcile net earnings/(loss) to net cash provided by operating activities:
Depreciation and amortization	224	261	688	759
Impairments and loss on sale of other investments	—	—	—	2
Impairments and (gain)/loss on disposal of assets, net	(1)	11	7	(492)
Loss on extinguishment of debt	5	—	9	—
Share-based compensation	27	23	68	64
Provision for bad debts	39	19	86	59
Change in operating assets and liabilities, net of effects from acquisitions and divestitures:
(Increase)/decrease in trade receivables	(774)	35	(653)	(156)
(Increase)/decrease in inventories	983	408	(8)	(345)
Increase/(decrease) in accounts payable	525	(95)	448	846
Other accrued liabilities and operating items, net	297	522	5,425	309
Net cash provided by operating activities	1,676	1,480	1,720	2,216

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	—	(17)	—	(38)
Additions to property and equipment	(90)	(76)	(239)	(192)
Purchases of investments	(12)	(1)	(18)	(11)
Proceeds from sale of investments	4	1	6	3
Proceeds from divestitures, net of cash sold, and disposal of property and equipment	—	9	2	749
Net cash provided by/(used in) investing activities	(98)	(84)	(249)	511

Cash flows from financing activities:
Net change in short-term borrowings	(683)	—	(2)	—
Reduction of long-term obligations, net of issuance costs	(95)	—	(888)	(2)
Net tax proceeds/(withholdings) from share-based compensation	7	—	(4)	(13)
Dividends on common shares	(141)	(142)	(428)	(435)
Purchase of treasury shares	—	—	(350)	(600)
Net cash used in financing activities	(912)	(142)	(1,672)	(1,050)

Effect of exchange rates changes on cash and equivalents	4	2	(1)	(2)

Net increase/(decrease) in cash and equivalents	670	1,256	(202)	1,675
Cash and equivalents at beginning of period	1,659	2,182	2,531	1,763
Cash and equivalents at end of period	$2,329	$3,438	$2,329	$3,438

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Segment Information

Third Quarter

(in millions)	2020	2019	(in millions)	2020	2019
Pharmaceutical			Medical

Revenue			Revenue
Amount	$35,112	$31,361	Amount	$4,051	$3,871
Growth rate	12%	6%	Growth rate	5%	(1)%

Segment profit			Segment profit
Amount	$534	$536	Amount	$178	$155
Growth rate	—%	(10)%	Growth rate	15%	(22)%
Segment profit margin	1.52%	1.71%	Segment profit margin	4.39%	4.01%

Year-to-Date

(in millions)	2020	2019	(in millions)	2020	2019
Pharmaceutical			Medical

Revenue			Revenue
Amount	$104,254	$96,516	Amount	$11,991	$11,678
Growth rate	8%	7%	Growth rate	3%	—%

Segment profit			Segment profit
Amount	$1,394	$1,388	Amount[1]	$543	$479
Growth rate	—%	(12)%	Growth rate	13%	(13)%
Segment profit margin	1.34%	1.44%	Segment profit margin	4.53%	4.10%
1 Medical segment profit for the nine months ended March 31, 2020 does not include $95 million incurred for inventory write-offs and certain remediation and supply disruption costs associated with the recently announced voluntary surgical gown-related recalls.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1

		Gross				Operating	Earnings			Net			Diluted
		Margin		SG&A2		Earnings	Before	Provision for		Earnings[3]	Effective		EPS[3]
	Gross	Growth		Growth	Operating	Growth	Income	Income	Net	Growth	Tax	Diluted	Growth
(in millions, except per common share amounts)	Margin	Rate	SG&A2	Rate	Earnings	Rate	Taxes	Taxes	Earnings[3]	Rate	Rate	EPS[3]	Rate
	Third Quarter 2020
GAAP	$1,885	7%	$1,165	6%	$562	30%	$478	$127	$350	18%	26.8%	$1.19	20%
Surgical gown recall costs	(1)		—		(1)		(1)	—	(1)			—
Restructuring and employee severance	—		—		(6)		(6)	(3)	(3)			(0.01)
Amortization and other acquisition-related costs	—		—		130		130	31	99			0.34
Impairments and (gain)/loss on disposal of assets, net	—		—		(1)		(1)	(1)	—			—
Litigation (recoveries)/charges, net	—		—		35		35	8	27			0.09
Loss on extinguishment of debt	—		—		—		5	1	4			0.01
Transitional tax benefit, net	—		—		—		—	1	(1)			—
Non-GAAP	$1,884	7%	$1,165	6%	$719	8%	$639	$164	$474	—%	25.7%	$1.62	2%
	Third Quarter 2019
GAAP	$1,764	(8)%	$1,097	(3)%	$432	(21)%	$370	$74	$296	16%	20.0%	$0.99	22%
Restructuring and employee severance	—		—		53		53	14	39			0.13
Amortization and other acquisition-related costs	—		—		154		154	38	116			0.39
Impairments and (gain)/loss on disposal of assets, net	—		—		11		11	4	7			0.03
Litigation (recoveries)/charges, net	—		—		17		17	7	10			0.03
Transitional tax benefit, net	—		—		—		—	(5)	5			0.02
Non-GAAP	$1,764	(8)%	$1,097	(3)%	$667	(15)%	$605	$130	$475	9%	21.6%	$1.59	14%
1For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2Distribution, selling, general and administrative expenses.
3Attributable to Cardinal Health, Inc.
The sum of the components may not equal the total due to rounding.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1

						Operating	Earnings/			Net
		Gross				Earnings/	(Loss)	Provision for/		Earnings/			Diluted
		Margin		SG&A2	Operating	(Loss)	Before	(Benefit from)	Net	(Loss)[3]	Effective		EPS[3]
	Gross	Growth		Growth	Earnings/	Growth	Income	Income	Earnings/	Growth	Tax	Diluted	Growth
(in millions, except per common share amounts)	Margin	Rate	SG&A2	Rate	(Loss)	Rate	Taxes	Taxes	(Loss)[3]	Rate	Rate	EPS[3,4]	Rate
	Year-to-Date 2020
GAAP	$5,278	2%	$3,435	4%	$(4,368)	N.M	$(4,587)	$(237)	$(4,352)	N.M	5.2%	$(14.84)	N.M
Surgical gown recall costs	55		(40)		95		95	25	70			0.24
State opioid assessment related to prior fiscal years	—		(4)		4		4	1	3			0.01
Restructuring and employee severance	—		—		80		80	18	62			0.21
Amortization and other acquisition-related costs	—		—		395		395	98	297			1.01
Impairments and (gain)/loss on disposal of assets, net	—		—		7		7	1	6			0.02
Litigation (recoveries)/charges, net[5]	—		—		5,729		5,729	509	5,220			17.80
Loss on extinguishment of debt	—		—		—		9	2	7			0.02
Transitional tax benefit, net			—		—		—	12	(12)			(0.04)
Non-GAAP	$5,333	3%	$3,391	2%	$1,942	5%	$1,732	$429	$1,300	4%	24.8%	$4.41	6%
	Year-to-Date 2019
GAAP	$5,160	(5)%	$3,315	—%	$1,752	45%	$1,512	$342	$1,169	(18)%	22.6%	$3.88	(14)%
Restructuring and employee severance	—		—		97		97	25	72			0.24
Amortization and other acquisition-related costs	—		—		468		468	112	356			1.18
Impairments and (gain)/loss on disposal of assets, net	—		—		(492)		(492)	(129)	(363)			(1.20)
Litigation (recoveries)/charges, net	—		—		20		20	7	13			0.04
Transitional tax benefit, net	—		—		—		—	(8)	8			0.03
Non-GAAP	$5,160	(5)%	$3,315	—%	$1,845	(13)%	$1,605	$349	$1,255	—%	21.7%	$4.17	5%
1For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2Distribution, selling, general and administrative expenses.
3Attributable to Cardinal Health, Inc.
4For the nine months ended March 31, 2020, GAAP diluted loss per share attributable to Cardinal Health, Inc. and the EPS impact from the GAAP to non-GAAP per share reconciling items are calculated using a weighted average of 293 million common shares, which excludes potentially dilutive securities from the denominator due to their anti-dilutive effects resulting from our GAAP net loss for the period. Year-to-date fiscal 2020 non-GAAP diluted EPS is calculated using a weighted average of 295 million common shares, which includes potentially dilutive shares.
5Litigation (recoveries)/charges, net includes a pre-tax charge of $5.63 billion ($5.14 billion after tax) recorded in the first quarter of fiscal 2020 related to the opioid litigation.
The sum of the components may not equal the total due to rounding.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP").
In addition to analyzing our business based on financial information prepared in accordance with GAAP, we use these non-GAAP financial measures internally to evaluate our performance, engage in financial and operational planning, and, in most cases, determine incentive compensation because we believe that these measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of our underlying, ongoing business. We provide these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on our financial and operating results on a year-over-year basis and in comparing our performance to that of our competitors. However, the non-GAAP financial measures that we use may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP financial measures disclosed by us should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth below should be carefully evaluated.
Exclusions from Non-GAAP Financial Measures
Management believes it is useful to exclude the following items from the non-GAAP measures presented in this report for its own and for investors’ assessment of the business for the reasons identified below:

•
LIFO charges and credits are excluded because the factors that drive last-in first-out ("LIFO") inventory charges or credits, such as pharmaceutical manufacturer price appreciation or deflation and year-end inventory levels (which can be meaningfully influenced by customer buying behavior immediately preceding our fiscal year-end), are largely out of our control and cannot be accurately predicted. The exclusion of LIFO charges and credits from non-GAAP metrics facilitates comparison of our current financial results to our historical financial results and to our peer group companies’ financial results.

•
Surgical gown recall costs includes inventory write-offs and certain remediation and supply disruption costs arising from the January 2020 recall of select Association for the Advancement of Medical Instrumentation ("AAMI") Level 3 surgical gowns and voluntary field actions (a recall of some packs and a corrective action allowing overlabeling of other packs) for Presource Procedure Packs containing affected gowns. We have excluded these costs from our non-GAAP metrics to allow investors to better understand the underlying operating results of the business and to facilitate comparison of our current financial results to our historical financial results and to our peer group companies’ financial results.

•
State opioid assessments related to prior fiscal years is the portion of state assessments for prescription opioid medications that were sold or distributed in periods prior to the fiscal year of the initial assessment. This portion is excluded from non-GAAP financial measures because it is retrospectively applied to sales in prior fiscal years and inclusion would obscure analysis of the current fiscal year results of our underlying, ongoing business. Additionally, while states' laws may require us to make payments on an ongoing basis, the portion of the assessment related to sales in prior periods are contemplated to be one-time, nonrecurring items. Reversals of these accruals have occurred when certain assessments were found by a Court unconstitutional.

•	Restructuring and employee severance costs are excluded because they are not part of the ongoing operations of our underlying business.

•
Amortization and other acquisition-related costs, which include transaction costs, integration costs, and changes in the fair value of contingent consideration obligations, are excluded because they are not part of the ongoing operations of our underlying business and to facilitate comparison of our current financial results to our historical financial results and to our peer group companies' financial results. Additionally, costs for amortization of acquisition-related intangible assets are non-cash amounts, which are variable in amount and frequency and are significantly impacted by the timing and size of acquisitions, so their exclusion facilitates comparison of historical, current and forecasted financial results. We also exclude other acquisition-related costs, which are directly related to an acquisition but do not meet the criteria to be recognized on the acquired entity’s initial balance sheet as part of the purchase price allocation. These costs are also significantly impacted by the timing, complexity and size of acquisitions.

•
Impairments and gain or loss on disposal of assets are excluded because they do not occur in or reflect the ordinary course of our ongoing business operations and are inherently unpredictable in timing and amount, and in the case of impairments, are non-cash amounts, so their exclusion facilitates comparison of historical, current and forecasted financial results.

•
Litigation recoveries or charges, net are excluded because they often relate to events that may have occurred in prior or multiple periods, do not occur in or reflect the ordinary course of our business and are inherently unpredictable in timing and amount.

•
Loss on extinguishment of debt is excluded because it does not typically occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of this type of charge is not consistent and is significantly impacted by the timing and size of debt extinguishment transactions.

•
Transitional tax benefit, net related to the Tax Cuts and Jobs Act is excluded because it results from the one-time impact of a very significant change in the U.S. federal corporate tax rate and, due to the significant size of the benefit, obscures analysis of trends and financial performance. The transitional tax benefit includes the initial estimate and subsequent adjustments for the re-measurement of deferred tax assets and liabilities due to the reduction of the U.S. federal corporate income tax rate and the repatriation tax on undistributed foreign earnings.

The tax effect for each of the items listed above, other than the transitional tax benefit item, is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded. The gross, tax and net impact of each item are presented with our GAAP to non-GAAP reconciliations.

Forward Looking Non-GAAP Measures
In this document, the Company presents certain forward-looking non-GAAP metrics. The Company does not provide outlook on a GAAP basis because the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis.
The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s fiscal 2020 GAAP results. Over the past five fiscal years, the excluded items have impacted the Company’s EPS from $0.75 to $4.19, which includes a goodwill impairment charge of $4.36 per share related to our Medical segment that we recognized in fiscal 2018. The excluded items for fiscal 2020 year to date period impacted the Company's EPS by $19.25, which includes a $17.53 charge related to the opioid litigation.

Definitions

Growth rate calculation: growth rates in this earnings release are determined by dividing the difference between current-period results and prior-period results by prior-period results.
Non-GAAP gross margin: gross margin, excluding LIFO charges/(credits) and surgical gown recall costs.
Non-GAAP distribution, selling, general and administrative expenses or Non-GAAP SG&A: distribution, selling, general and administrative expenses, excluding state opioid assessment related to prior fiscal years and surgical gown recall costs.
Non-GAAP operating earnings: operating earnings/(loss) excluding (1) LIFO charges/(credits), (2) surgical gown recall costs, (3) state opioid assessment related to prior fiscal years, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) impairments and (gain)/loss on disposal of assets, and (7) litigation (recoveries)/charges, net.
Non-GAAP earnings before income taxes: earnings/(loss) before income taxes excluding (1) LIFO charges/(credits), (2) surgical gown recall costs, (3) state opioid assessment related to prior fiscal years, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) impairments and (gain)/loss on disposal of assets, (7) litigation (recoveries)/charges, net, and (8) loss on extinguishment of debt.
Non-GAAP net earnings attributable to Cardinal Health, Inc.: net earnings/(loss) attributable to Cardinal Health, Inc. excluding (1) LIFO charges/(credits), (2) surgical gown recall costs, (3) state opioid assessment related to prior fiscal years, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) impairments and (gain)/loss on disposal of assets, (7) litigation (recoveries)/charges, net, (8) loss on extinguishment of debt, each net of tax, and (9) transitional tax benefit, net.
Non-GAAP effective tax rate: provision for/(benefit from) income taxes adjusted for (1) LIFO charges/(credits), (2) surgical gown recall costs, (3) state opioid assessment related to prior fiscal years, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) impairments and (gain)/loss on disposal of assets, (7) litigation (recoveries)/charges, net, (8) loss on extinguishment of debt, and (9) transitional tax benefit, (net) divided by (earnings/(loss) before income taxes adjusted for the first eight items).
Non-GAAP diluted earnings per share attributable to Cardinal Health, Inc.: non-GAAP net earnings attributable to Cardinal Health, Inc. divided by diluted weighted-average shares outstanding.